UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2011

CALIX, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 N. McDowell Blvd.

Petaluma, CA 94954

(Address of Principal Executive Offices) (Zip Code)

(707) 766-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, the Board of Directors of Calix, Inc. (the “Company”), upon recommendation by our Compensation Committee, approved discretionary cash bonuses under the Company’s 2010 management bonus program to certain of the Company’s named executive officers for 2010 based on corporate performance related to revenue, non-GAAP gross margin and non-GAAP net income (including estimated bonus expense) and our Compensation Committee’s assessment of individual performance. The bonuses approved were as follows:

Executive Officer and Position	Bonus Amount
Roger Weingarth, Executive Vice President and Chief Operating Officer	$170,000
Kevin Pope, Senior Vice President, Product Development	$100,000
Tony Banta, Senior Vice President, Manufacturing Operations	$100,000
John Colvin, Vice President, Field Operations for the Americas	$75,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2011

CALIX, INC.

By:	/s/ Michael Ashby
Name:	Michael Ashby
Title:	Executive Vice President and Chief Financial Officer